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                                                                     EXHIBIT 4.6
                               RULES OF THE CAMCO
                    1996 SAVINGS RELATED SHARE OPTION SCHEME


1.       DEFINITIONS

         (a) In these Rules the following words and expressions shall unless a different meaning is deemed necessary have the following meanings:

                 "Act"                     the Income and Corporation Taxes Act
                                           1988.

                 "Announcement Date"       the date on which the Company
                                           announces its quarterly, half yearly
                                           or final results to the New York
                                           Stock Exchange.

                 "Approval Date"           means the date on which the Scheme
                                           was formally approved by the Inland
                                           Revenue.

                 "Board" the board of directors for the time being of the Company or the directors present at a duly convened meeting of the directors of the Company at which a quorum is present or a committee appointed by the board of directors.

                 "Bonus" means any sum payable by way of terminal bonus under the relevant Savings Contract.

                 "Company"                 Camco International Inc., a company
                                           incorporated in  Delaware, USA.

                 "Compensation Committee"  the executive compensation committee of the Board.

                 "Control"                 control within the meaning of
                                           Section 840 of the Act (and
                                           "Controlled" shall be  construed
                                           accordingly).

                 "Date of Grant"           the date on which an Option is
                                           granted under Rule 3 of these Rules.

                 "Eligible Employee"       means any person who at the relevant
                                           Invitation Date is a director or
                                           employee of a Participating Company
                                           chargeable to tax in respect of his
                                           office or employment under Case 1 of
                                           Schedule E of the Act, is not at the
                                           relevant Date of Grant ineligible to
                                           participate in the Scheme by virtue
                                           of the provisions of paragraph 8 of
                                           Schedule 9 of the Act; and




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                                           (i)    has been a director or
                                                  employee of a Group Company
                                                  for a continuous period of
                                                  six (6) months on the
                                                  Invitation Date; or

                                           (ii)   is designated by the Board
                                                  as an Eligible Employee.

                 "Exercise Price"          the L. Sterling price at which the
                                           Board determines that Shares may be
                                           acquired in respect of each Option
                                           being not less than the greater of:

                                           (i)    80 per cent (or such lower
                                                  percentage as may be
                                                  permitted under paragraph 25
                                                  of Schedule 9 to the Act) of
                                                  the closing US dollar price
                                                  of a Share on the New York
                                                  Stock Exchange (or, if agreed
                                                  in advance with the Inland
                                                  Revenue, such other exchange
                                                  on which the Shares are
                                                  listed) on the dealing day
                                                  immediately preceding the
                                                  Invitation Date which shall
                                                  be no earlier than the
                                                  thirtieth day preceding the
                                                  Date of Grant or on such
                                                  other day as may be agreed in
                                                  advance with the Inland
                                                  Revenue; or

                                           (ii)   in respect of Options giving a
                                                  right to subscribe for
                                                  Shares, the nominal value of
                                                  a Share,

                                           where in each case the US dollar
                                           share price shall be converted to L.
                                           sterling a rate of exchange equal to
                                           that quoted by any UK clearing bank
                                           on the dealing day specified in
                                           respect of (i) above or on the day on
                                           which the Exercise Price is
                                           determined in respect of (ii) above.

                 "Group" the Company and any Subsidiaries and the term Group Company shall mean any such company.

                 "Holding Company"         in relation to the Company, a
                                           holding company as defined in Section
                                           736 of the Companies Act 1985.

                 "Invitation Date"         the date on which the Board invites
                                           Eligible Employees to apply for the
                                           grant of an Option.




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                 "Maturity Date"           the date on which the terminal bonus
                                           is payable under the relevant Savings
                                           Contract or such other date as may be
                                           provided for in the Act from time to
                                           time.

                 "Maximum Monthly          the maximum monthly savings limit
                 Contribution"             determined by the Board from time to
                                           time being not more than the greater
                                           of L.250 or the amount permitted from
                                           time to time under paragraph 24 of
                                           Schedule 9 to the Act.

                 "Minimum Monthly          L.10.00 or such other minimum
                 Contribution"             monthly savings limit, if any,
                                           determined by the Board from time to
                                           time and permitted under paragraph 24
                                           of Schedule 9 to the Act.

                 "Option" a right to acquire Shares to be granted pursuant to the Scheme or which has been so granted and is still subsisting.

                 "Participant"             any person who has been granted and
                                           still holds a subsisting Option under
                                           the Scheme.  References to a
                                           Participant shall include, where the
                                           context so admits or requires, his
                                           personal representatives.

                 "Participating Company"   means the Company and any other
                                           Group Company incorporated in the UK,
                                           provided such company has been
                                           notified to the Inland Revenue as
                                           being a Participating Company.

                 "Rules" these rules as amended from time to time in accordance with the provisions of these rules.

                 "Savings Contract"        means a savings contract made
                                           between an Eligible Employee and an
                                           approved savings authority (within
                                           the meaning of Section 326 of the
                                           Act).

                 "Scheme" the Camco 1996 Savings Related Share Option Scheme operating in accordance with these Rules.

                 "Shares" shares of common stock of the Company that comply with paragraphs 10-14 of Schedule 9 to the Act.

                 "Specified Age"           age 65.




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                 "Subsidiary"              in relation to the Company, a
                                           subsidiary as defined in Section 736
                                           of the Companies Act 1985.

         (b) Words or expressions defined in the Act and in the Great Britain Companies Acts 1985 and 1989 shall bear the same meanings in these Rules and where there is a conflict the definitions in the Act shall take precedence.

         (c) Where the context so admits or requires words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine and neuter genders.

         (d) Any reference to a statute or a statutory provision shall be construed as if it referred also to that statute or provision as the same may from time to time be consolidated, replaced, amended or re-enacted and to any related statutory instrument or other subordinate legislation in force from time to time.

2.       APPLICATION FOR OPTIONS

         (a) The Board may, in their absolute discretion, invite applications for Options from all Eligible Employees at such time or times as they consider appropriate. The type or types of Savings Contract offered at each invitation shall be at the discretion of the Board.

         (b) The Board shall determine and specify in any invitation to apply for Options;

                 (i)      the Invitation Date;

                 (ii) either the Exercise Price or the date on which the Exercise Price will be fixed;

                 (iii) the maximum aggregate number of Shares over which Options may be granted, if any;

                 (iv) the Minimum Monthly Contribution and Maximum Monthly Contribution that may be made under the Savings Contracts;

                 (v)      the method of calculating the amount of the Bonus;

                 (vi) the Maturity Date(s) of the Savings Contract(s) being offered to the Eligible Employee; and

                 (vii) the closing date for receipt by the Company of applications for Options being a date not less than 14 days and not more than 21 days after the Invitation Date or, if later, after the date upon which Eligible Employees receive notification of the Exercise Price.




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         (c)     Invitations shall be given by means of notices on notice
                 boards of Participating Companies, circulars, letters or such other method as the Board may determine.

         (d) Each Eligible Employee may, before the closing date stated in the invitation, apply for an Option. Each application shall be in writing in such form as the Board may from time to time prescribe and shall:

                 (i) state the monthly amount which such Eligible Employee wishes to save under the Savings Contract(s) for which he is applying;

                 (ii) state the duration of the Savings Contracts which the Eligible Employee wishes to save under, if a choice has been given in the invitation issued pursuant to Rule 2(b);

                 (iii) state the Eligible Employee's agreement to the terms of such Savings Contract; and

                 (iv) authorise the Board to complete and/or amend such application on behalf of the Eligible Employee in such manner as the Board may determine having regard to the requirements of Rule 2(e), Rule 3(b) and Rule 4.

         (e) Subject to reduction in accordance with the Rules of the Scheme, the number of Shares over which an Option is applied for under this Rule shall be deemed to be such whole number of Shares (rounding down as necessary) which would be purchased on the Date of Grant with the sum of money equal to the amount that would be repayable under the relevant Savings Contract (including the Bonus) on the Maturity Date.

3.       GRANT OF OPTIONS

         (a)     Options will be granted by the Board in accordance with Rule 2:

                 (i)      within thirty days of determining the Exercise Price;
                          or

                 (ii) within forty two days of determining the Exercise Price if the number of applications results in the Board exercising the powers of scaling down under Rule 3(b),

                 provided that the person is still an Eligible Employee at the Date of Grant.

         (b) In the event that following any invitation pursuant to Rule 2 the Board receives valid applications which would result in the grant of Options over a greater number of Shares than permitted under Rule 4 or than specified by the Board in accordance with Rule 2(b)(iii) then the Board shall scale down pro rata the monthly contribution proposed by each Eligible Employee in excess of the Minimum Monthly Contribution. In the event that this results in insufficient Shares to cover the Minimum Monthly Contribution of applicants, Options based on the Minimum Monthly Contribution shall be granted to those applicants who are selected by lot.




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         (c)     Option certificates will be issued to each Participant as soon as practicable after the Date of Grant and will specify the Date of Grant, the maximum number of Shares over which the Option may be exercised, the Exercise Price and the Maturity Date.

         (d) No Option shall be capable of transfer or assignment and if a Participant shall do or suffer any act or thing whereby he parts with or is deprived of the legal and/or beneficial ownership of an Option, that Option shall lapse.

         (e) The Board may determine that any Option granted under the Scheme shall be subject to additional and/or modified terms and conditions relating to the grant and terms of exercise as may be necessary to comply with or take account of any securities, exchange control or taxation laws, regulations or practice of any territory which may have application to the relevant Eligible Employee, Participant or Participating Company, provided that no such terms or conditions shall take effect until approved by the Inland Revenue.

         (f)     In exercising their discretion under Rule 3(e) the Board may:

                 (i) require a Participant to make such declarations or take such other action (if any) as may be required for the purpose of any securities, taxes or other laws of any territory which may be applicable to him at the Date of Grant or on exercise; and

                 (ii) adopt any supplemental rules or procedures governing the grant or exercise of an Option as may be required for the purpose of any securities, tax or other laws of any territory which may be applicable to an Eligible Employee or Participant, provided that such rules or procedures may not be adopted to the extent that they require the approval of the Company in general meeting in accordance with Rule 11(d)(i), unless such approval has been obtained.

         (g)     No Option shall be granted before the Approval Date.

4.       LIMITATION ON THE ISSUE OF SHARES

         (a) The Board may at any time determine a limit on the number of Shares that may be available for use under the Scheme either in respect of a particular invitation or generally.

         (b) No Option shall be granted to an Eligible Employee if the contribution payable by such Eligible Employee in any month under the Savings Contract to be entered into by him in connection with the Option for which he has applied:

                 (i)      is less than the Minimum Monthly Contribution; or

                 (ii) when added to the contribution or contributions payable by the Eligible Employee in such month under any other Savings Contract




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                          in respect of this Scheme or any other Inland Revenue
                          approved savings related share option scheme is greater than the Maximum Monthly Contribution, as specified by the Board from time to time under Rule 2(b)(iv).

5.       EXERCISE OF OPTIONS

         (a) Subject to Rule 8 and paragraph (b) below Options may only be exercised by a Participant within six months following the Maturity Date of the relevant Savings Contract or, if earlier, within six months of the Participant:

                 (i) ceasing to hold an office or employment with a Participating Company by reason of injury, illness, disability, redundancy or retirement at the Specified Age or any other age at which he is bound to retire in accordance with his contract of employment; or

                 (ii) attaining the Specified Age while continuing to hold an office or employment with a Participating Company; or

                 (iii) ceasing to hold an office or employment with a Participating Company Group by reason only that:

                          a) his office or employment is in a company of which the Company ceases to have Control; or

                          b) his office or employment relates to a business or part of a business which is transferred to a person who is neither an associated company of the Company nor a company of which the Company has Control; or

                 (iv) any of the circumstances specified in Rule 8 applying; or

                 (v) ceasing to hold an office or employment with a Participating Company or in any associated company of the Company, for any reason (except misconduct) at least three years after the Date of Grant of the Option.

         (b) If a Participant dies prior to the Maturity Date of the relevant Savings Contract his Option may be exercised within the period of 12 months after the date of his death or if he dies within 6 months after the Maturity Date of the Savings Contract, his Option may be exercised within the period of 12 months after the Maturity Date of the Savings Contract.

         (c) Subject to Rule 5(b) no Option shall be exercisable more than six months after a Bonus is paid under the relevant Savings Contract.

         (d) Save as provided in Rule 5(a)(i), (iii), (iv) and (v) and Rule 5(b) an Option shall be exercised by a Participant only if at the date of exercise he is either a director or employee of a Participating Company or, provided the date of exercise takes place within 6 months following the Maturity Date,




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                 an employee or office holder of the Company or an associated company (as defined in section 187 (2) of the Act) or company of which the Company has control, provided that, for these purposes, no Participant shall be regarded as ceasing to hold an office or employment by virtue of which he is eligible to participate in the Scheme until he ceases to hold an office or employment in the Company or an associated company (as defined in section 187 (2) of the Act) or company of which the Company has control.

         (e) Subject to Rule 5(f) below an Option shall be exercisable once only in whole or in part during the periods referred to in Rule 5(a) and (b) above by the Participant delivering to the Company Secretary or otherwise as the Board may notify in writing written notice in such form as the Board may from time to time determine specifying the amount or percentage of the amount repayable under the Savings Contract that is to be applied in the acquisition of Shares together with the appropriate remittance. Subject to Rule 8(c) the date of receipt by the Company Secretary or otherwise as the Board may notify in writing of such notice together with such remittance shall be the date upon which the Option is deemed to be exercised.

         (f) Upon exercise of an Option with the remittance as referred to in paragraph (e) above the Option shall be deemed to be exercised in respect of the largest whole number of Shares that may be acquired with the amount of the remittance and the Option to the extent not so deemed to be exercised shall immediately lapse. The balance of any remittance not applied in the acquisition of Shares shall be returned to the Participant.

         (g) The Participant shall pay all expenses and taxes which arise or result from the exercise of an Option or transfer of Shares, provided that the Company in its absolute discretion may meet any taxes or expenses which it deems necessary or appropriate.

         (h) Shares acquired on exercise of an Option under the Scheme shall be paid for with monies not exceeding the amount of repayment (including any Bonus or interest) made under the related Savings Contract. For this purpose repayment under the Savings Contract shall exclude the repayment of any monthly contributions, the due date for payment of which falls more than one month after the date on which repayment was made.

         (i) No Option may be exercised by a Participant who is excluded by paragraph 8 of Schedule 9 of the Act.

6.       LAPSE AND SURRENDER OF OPTIONS

         (a) An Option shall immediately lapse and cease to be exercisable:-

                 (i) subject to Rule 5(b), six months after the Maturity Date of the Savings Contract;

                 (ii)     as provided in Rule 3(d);




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                 (iii)    upon the Participant ceasing to hold an office or
                          employment within the Group in any circumstances other than those described in Rule 5(a)(i), (iii),
                          (iv) and (v);

                 (iv) upon the expiration of any of the periods referred to in Rule 5(a) and (b) (except that referred to in Rule 5(a)(ii)) and in the event of more than one period applying to an Option it shall be upon the expiry of the earlier (except as provided for in Rule 5(b));

                 (v)      as provided in Rule 5(f);

                 (vi)     as provided in Rule 8;

                 (vii)    upon the Participant:

                          a) giving notice to the nominated savings body, or where relevant, the Company, for repayment or that he intends to stop paying contributions under the related Savings Contract; or

                          b) failing to pay a monthly contribution under the related Savings Contract on or before the due date on seven occasions,

                          in each case before the earliest date on which the Option becomes exercisable under Rule 5(a);

                 (viii)   upon the Participant being adjudicated bankrupt; or

                 (ix) the date on which a resolution is passed or order is made by the Court for the compulsory winding up of the Company.

         (b) It shall be a condition of the Scheme that a Participant shall not be entitled to any compensation in the event of cessation, lapse or alteration of any rights or rights in prospect under the Scheme or under any Option granted under the Scheme subject always to Rule 11(d)(ii) below. No provisions of the Scheme form part of any contract of employment between the Company or any Participating Company and a Participant.

         (c) Nothing in this Scheme or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the employ of the Company or any Group Company or shall affect the right of the Company or any Group Company to terminate the employment of any person without liability at any time with or without cause, or shall impose upon the Company or any Group Company, the Board or their respective agents and employees any liability for any forfeiture or termination of Options which may result if that person's employment is so terminated.




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7.       ADJUSTMENTS

         (a) In the event of a variation of the issued share capital of the Company by way of a capitalisation or rights issue, sub-division, consolidation or reduction or otherwise then:

                 (i)      the Exercise Price; and

                 (ii)     the number of Shares subject to an Option;

                 shall be adjusted in such manner and with effect from such date, as the Board may determine to be appropriate and as the auditors of the Company shall confirm in writing to be, in their opinion, fair and reasonable subject to prior Inland Revenue approval.

         (b) Notice of any such adjustments shall be given to Participants by the Board who may call in Option certificates for endorsement or replacement.

8.       CHANGE IN CONTROL, RECONSTRUCTION AND WINDING UP OF THE COMPANY

         (a) If, in consequence of any general offer made to the holders of Shares or otherwise, as specified in paragraph 15(1)(a) of
                 Schedule 9 to the Act, any person obtains Control of the Company, then the Board shall as soon as practicable thereafter notify every Participant accordingly and each Participant shall be entitled at any time within the period of six months after such Control has been obtained but not later than six months following the Maturity Date to exercise his Option. To the extent that it has not been so exercised, any Option shall upon the expiry of such period lapse provided that if during such period any person becomes entitled or bound to acquire Shares in the Company under Sections 428 and 430F of the Companies Act 1985 and gives notice to any holders of Shares that he intends to exercise such rights the Board shall as soon as practicable thereafter notify each Participant accordingly. All Options may be exercised at any time when such person remains so entitled or bound and if not so exercised shall then lapse. For the purpose of this paragraph Control shall include the obtaining of Control by a person and others acting in concert with him

         (b) If under Section 425 of the Companies Act 1985 the Court sanctions a compromise or arrangement proposed for the purposes of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other companies any Option held by a Participant may be exercised within six months of the Court sanctioning the compromise or arrangement and if not so exercised shall lapse.

         (c) If a resolution is passed for the voluntary winding-up of the Company, Options granted under the Scheme may be exercised until the expiry of six months following the passing of the resolution. Subject to the above, all Options shall lapse upon the commencement of the winding-up of the Company.




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         (d)     Where the person mentioned in Rule 8(a) or Rule 8(b) is a
                 company within the meaning of Section 832 of the Act ("the Acquiring Company"), any Participant may, by agreement with the Acquiring Company and notwithstanding anything to the contrary in this Scheme, release, within the appropriate period, (as defined in paragraph 15(2) of Schedule 9 to the Act), his rights under this Scheme (the "old rights") in consideration of the grant to him of rights (the "new rights") which, within the meaning of paragraph 15(3) of Schedule 9 to the Act, are equivalent to the old rights but relate to shares in a different company (whether the Acquiring Company or some other company falling within paragraph (b) or (c) of paragraph 10 of Schedule 9 to the Act) and references in Rules 5, 7, 8, 9, 10 and 12 to the term "Company" shall be construed accordingly with effect from the date of release and references to "Shares " and "the Board" shall, in relation to the new rights, be considered as references to shares in the Acquiring Company or that other company and to the board of such company as the case may be.

9.       ALLOTMENT, TRANSFER AND LISTING

         (a) Subject to receipt of the appropriate remittance and to paragraph (b) below, any Shares to be issued pursuant to the exercise of an Option will be allotted and issued, and any Shares to be transferred shall be transferred to the relevant Participant or a nominee nominated by a Participant not later than 30 days after the date of exercise of the Option. Such Shares shall rank pari passu in all respects with other shares of the same class save that newly issued Shares shall not rank for dividend or other distribution payable by reference to a record date that is before the date of allotment.

         (b) Any allotment and issue or transfer of Shares under the Scheme shall be subject to such consents (if any) of HM Treasury or other authorities (whether of the United Kingdom or elsewhere) as may from time to time be required and it shall be the responsibility of the Participant to obtain such consents.

         (c) The Company will apply to the New York Stock Exchange or such other exchange on which the Shares are listed for Shares subscribed to be admitted to official listing on the exchange or equivalent on or as soon as practicable after allotment.

10.      AVAILABILITY OF SHARES

         (a) The Company shall keep available for issue sufficient authorised and unissued Shares to satisfy all subsisting rights to subscribe for Shares granted pursuant to the Scheme, taking account of any other obligations of the Company to allot and issue unissued Shares.

         (b) The Company shall ensure that there are available for transfer sufficient existing Shares to satisfy all subsisting rights to acquire Shares granted pursuant to the Scheme, taking account of any other obligations of the Company to arrange for the transfer of shares.




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11.      ADMINISTRATION, AMENDMENTS AND TERMINATION

         (a) The Scheme shall be administered by the Board in accordance with the Rules. Any question or dispute concerning the interpretation of the Rules shall be determined by the Board in its sole discretion and its decision on such matter shall be final and binding upon both the Company and the Participant. The Board may delegate such of its rights and obligations under these Rules to the Compensation Committee, or otherwise as it considers appropriate.

         (b) The Company shall bear the costs of establishing and administering the Scheme and may pass these costs on to Participating Companies as it considers appropriate.

         (c) The Company shall maintain or cause to be maintained all necessary accounts and records relating to the Scheme.

         (d) The Board shall be entitled to amend the Rules provided that no amendment:

                 (i) will prejudice the subsisting rights of any Participant, except with the prior consent of such Participant; and

                 (ii) shall take effect without the prior approval of the Inland Revenue pursuant to Part 1 of Schedule 9 to the Act.

         (e) No Options shall be granted under the Scheme later than the tenth anniversary of the date on which the Scheme is adopted by the Company. Prior to this date the Board may determine to grant no further Options and may from time to time modify or at any time suspend or terminate the Scheme (but without prejudice to Options already granted).

12.      NOTICES

         (a) Notices or documents required to be given by the Company to an Eligible Employee or Participant shall be properly given if delivered to him at his normal place of work or sent to him by first class post at his last known address and any notice or document required to be given to the Company shall be properly given if delivered or sent by air mail post to the registered office from time to time or by first class post if directed to be sent to an address in the United Kingdom.

         (b) Participation in the Scheme shall not entitle a Participant to receive copies of any notice or other document sent by the Company to its shareholders.

13.      GOVERNING LAW

         The operation of the Scheme shall be governed by and construed in accordance with English Law.




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